EXHIBIT 99.1
News Release

Minerals Technologies Inc. Announces 2025 Third Quarter Financial Results

-- Earnings per Share of $1.37, or $1.55 Excluding Special Items,
Setting a Third Quarter Record --

-- Operating Income of $71 Million, or $78 Million Excluding Special Items --

-- Continued Strong Operating Margin and Cash Flow --

NEW YORK, October 23, 2025 – Minerals Technologies Inc. (NYSE: MTX) (“MTI”), a leading, technology-driven specialty minerals company, today reported earnings per share for the third quarter ended September 28, 2025, of $1.37 or $1.55 excluding special items.

Third Quarter 2025 Consolidated Results

In the third quarter, MTI’s worldwide net sales were $532 million, up 1 percent sequentially and up 1 percent year over year.

Reported operating income was $71 million, or $78 million excluding special items, down 1 percent sequentially and year over year. Operating margin excluding special items was 14.7 percent of sales.

Cash flow from operations was $71 million in the third quarter and free cash flow was $44 million.

“Amidst ongoing mixed market conditions, we delivered a solid operating performance that resulted in MTI’s highest third quarter earnings per share on record,” said Douglas T. Dietrich, Chairman and Chief Executive Officer. “We have clear opportunities for growth across the entire company, and we are making several strategic investments, particularly in Household & Personal Care, that will contribute to growth in the near- and long-term.”

Third Quarter 2025 Segment Results

Consumer & Specialties segment sales were $277 million, flat sequentially. Sales in the Household & Personal Care product line were $130 million, up 2 percent compared to the prior quarter, driven by increased volume in cat litter and growth in other consumer-oriented products. Sales in the Specialty Additives product line decreased by 2 percent sequentially to $148 million driven by softer residential construction.

Segment operating income was $37 million, flat sequentially, with improved operating margin of 13.5 percent of sales.

MTI’s Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-market household products as well as specialty additives that become functional components in a variety of consumer and industrial goods. The segment includes two product lines, Household & Personal Care and Specialty Additives.

Engineered Solutions segment sales were $255 million, up 2 percent sequentially.  Sales in the High-Temperature Technologies product line were $179 million, similar to the prior quarter. Strong volume growth in Asia foundry and refractory equipment sales were partially offset by lower volumes in North America foundry business. In the Environmental & Infrastructure product line, sales increased by 5 percent sequentially to $76 million, driven by an increase in offshore water filtration and services as well as infrastructure drilling products.

Segment operating income was $45 million, a 3 percent improvement over the prior quarter. Operating margin was 17.6 percent of sales, a record for the segment.

MTI’s Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve customers’ manufacturing processes and projects. The segment includes two product lines, High-Temperature Technologies and Environmental & Infrastructure.

MTI will host a conference call tomorrow, October 24, 2025, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on October 24, 2025.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues, and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates, and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry, and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries BMI OldCo Inc. (f/k/a Barretts Minerals Inc.) and Barretts Ventures Texas LLC; claims for legal, environmental, and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2024 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
Minerals Technologies Inc. (NYSE:MTX) is a global, technology-driven specialty minerals company that develops, produces, and markets a wide range of minerals and mineral-based products and services. We utilize global mineral reserves with our core technologies and applications to deliver innovative solutions for products that are part of everyday life. We serve customers in consumer and industrial markets worldwide, have 4,000 employees in 34 countries, and reported global sales of $2.1 billion in 2024. For further information, visit www.mineralstech.com.

Investor Relations Contact
Lydia Kopylova
lydia.kopylova@mineralstech.com

Media Contact
Stephanie Heise
stephanie.heise@mineralstech.com

###

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions of dollars, except per share data)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Sep. 28,	Jun. 29,	Sep. 29,	Prior	Prior	Sep. 28,	Sep. 29,	Prior
	2025	2025	2024	Qtr.	Year	2025	2024	Year

Net sales	$532.4	$528.9	$524.7	1%	1%	$1,553.1	$1,600.4	(3)%

Cost of goods sold	395.4	392.0	389.5	1%	2%	1,159.6	1,185.4	(2)%

Production margin	137.0	136.9	135.2	0%	1%	393.5	415.0	(5)%

Marketing and administrative expenses	53.0	52.2	50.1	2%	6%	155.8	156.4	0%
Research and development expenses	5.6	5.7	5.9	(2)%	(5)%	17.1	17.3	(1)%
Provision for litigation reserve and credit losses	0.0	0.0	0.0	*	*	215.0	30.0	*
Restructuring and other items	0.0	5.8	0.0	*	*	11.3	0.0	*
Gain on sale of assets, net	0.0	(5.6)	0.0	*	*	(5.6)	0.0	*
Litigation expenses	7.5	4.2	2.6	79%	188%	14.5	8.9	63%

Income (loss) from operations	70.9	74.6	76.6	(5)%	(7)%	(14.6)	202.4	*

Interest expense, net	(13.8)	(13.6)	(14.0)	1%	(1)%	(41.6)	(43.8)	(5)%
Other non-operating deductions, net	(0.5)	(1.9)	(3.1)	(74)%	(84)%	(4.4)	(4.4)	0%
Total non-operating deductions, net	(14.3)	(15.5)	(17.1)	(8)%	(16)%	(46.0)	(48.2)	(5)%

Income (loss) before tax and equity in earnings	56.6	59.1	59.5	(4)%	(5)%	(60.6)	154.2	*

Provision (benefit) for taxes on income	13.5	13.9	13.7	(3)%	(1)%	(4.7)	43.2	*
Equity in earnings of affiliates, net of tax	1.1	1.1	1.9	0%	(42)%	3.4	5.2	(35)%

Net income (loss)	44.2	46.3	47.7	(5)%	(7)%	(52.5)	116.2	*

Less: Net income attributable to non-controlling interests	1.2	0.9	1.0	33%	20%	3.1	3.1	0%

Net income (loss) attributable to Minerals Technologies Inc. (MTI)	$43.0	$45.4	$46.7	(5)%	(8)%	$(55.6)	$113.1	*

Weighted average number of common shares outstanding:

Basic	31.3	31.6	32.1			31.6	32.2

Diluted	31.3	31.6	32.3			31.6	32.4

Earnings (loss) per share attributable to MTI:

Basic	$1.37	$1.44	$1.45	(5)%	(6)%	$(1.76)	$3.51	*

Diluted	$1.37	$1.44	$1.45	(5)%	(6)%	$(1.76)	$3.49	*

Cash dividends declared per common share	$0.11	$0.11	$0.10			$0.33	$0.30

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

1)	For comparative purposes, the quarterly periods ended September 28, 2025, June 29, 2025 and September 29, 2024 each consisted of 91 days. The nine month periods ended September 28, 2025 and September 29, 2024 consisted of 271 days and 273 days, respectively.

2)	To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended September 28, 2025, June 29, 2025 and September 29, 2024, and the nine month periods ended September 28, 2025 and September 29, 2024 and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

(in millions of dollars, except per share data)	Quarter Ended			Nine Months Ended
	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2025	2025	2024	2025	2024
Net income (loss) attributable to MTI	$43.0	$45.4	$46.7	$(55.6)	$113.1
% of sales	8.1%	8.6%	8.9%	*	7.1%

Special items:
Provision for litigation reserve and credit losses	0.0	0.0	0.0	215.0	30.0
Restructuring and other items	0.0	5.8	0.0	11.3	0.0
Gain on sale of assets, net	0.0	(5.6)	0.0	(5.6)	0.0
Litigation expenses	7.5	4.2	2.6	14.5	8.9
Related tax effects on special items	(1.9)	(0.9)	(0.6)	(45.7)	(1.4)

Net income attributable to MTI, excluding special items	$48.6	$48.9	$48.7	$133.9	$150.6
% of sales	9.1%	9.2%	9.3%	8.6%	9.4%

Diluted earnings per share, excluding special items	$1.55	$1.55	$1.51	$4.24	$4.65

* Percentage not meaningful

In the second quarter of 2025, the Company recorded a $5.6 million net gain on the final installment for the sale of refractories manufacturing assets in China.

In the second quarter of 2025, the Company recorded a $5.8 million charge in restructuring and other items primarily for the write-down of assets and other charges relating to consolidation of two facilities.

In the first quarter of 2025, the Company recorded a $215 million provision to establish a reserve for estimated costs to fund a trust to resolve all current and future talc-related settlements as well as fund the bankruptcy of BMI Oldco Inc.’s (f/k/a Barretts Minerals Inc.) (“Oldco”) and Barretts Ventures Texas LLC, and related litigation costs. Included in this provision is $30 million of additional debtor-in-possession financing by Minerals Technologies Investments LLC to the Debtors, which was committed in Q2 2025. In the second quarter of 2024, the Company recorded a $30 million provision for credit losses relating to the Company's committed line of credit to facilitate Oldco’s bankruptcy proceeding. These losses are not currently tax deductible as they are treated as an equity contribution for tax purposes. The current expected credit loss may become fully deductible in a future period. The timing of such deductibility is dependent on developments in the bankruptcy proceedings.

In the first quarter of 2025, the Company initiated a cost savings program and recorded a $5.5 million charge relating to severance and other costs related to this program.

3)	Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended September 28, 2025, June 29, 2025 and September 29, 2024, and the nine month periods ended September 28, 2025 and September 29, 2024 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

	Quarter Ended			Nine Months Ended
(in millions of dollars)	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2025	2025	2024	2025	2024
Cash flow from operations	$70.9	$62.9	$60.0	$129.4	$166.0
Capital expenditures	27.3	29.1	24.7	74.7	61.4
Free cash flow	$43.6	$33.8	$35.3	$54.7	$104.6

Depreciation, depletion and amortization expense	$22.4	$22.0	$23.1	$67.9	$70.6

4)	“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended September 28, 2025, June 29, 2025 and September 29, 2024, and the nine month periods ended September 28, 2025 and September 29, 2024, and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

	Quarter Ended			Nine Months Ended
(in millions of dollars)	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2025	2025	2024	2025	2024

Net income (loss) attributable to MTI	$43.0	$45.4	$46.7	$(55.6)	$113.1
Add back:
Depreciation, depletion and amortization expense	22.4	22.0	23.1	67.9	70.6
Interest expense, net	13.8	13.6	14.0	41.6	43.8
Equity in earnings of affiliates, net of tax	(1.1)	(1.1)	(1.9)	(3.4)	(5.2)
Net income attributable to non-controlling interests	1.2	0.9	1.0	3.1	3.1
Provision (benefit) for taxes on income	13.5	13.9	13.7	(4.7)	43.2
EBITDA	92.8	94.7	96.6	48.9	268.6
Add special items:
Provision for litigation reserve and credit losses	0.0	0.0	0.0	215.0	30.0
Restructuring and other items	0.0	5.8	0.0	11.3	0.0
Gain on sale of assets, net	0.0	(5.6)	0.0	(5.6)	0.0
Litigation expenses	7.5	4.2	2.6	14.5	8.9
Adjusted EBITDA	$100.3	$99.1	$99.2	$284.1	$307.5
% of sales	18.8%	18.7%	18.9%	18.3%	19.2%

5)	The following table reflects the components of non-operating income and deductions:

(in millions of dollars)	Quarter Ended			Nine Months Ended
	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2025	2025	2024	2025	2024
Interest income	$1.2	$1.2	$1.4	$3.6	$3.9
Interest expense	(15.0)	(14.8)	(15.4)	(45.2)	(47.7)
Foreign exchange gains (losses)	0.1	(1.7)	(1.8)	(1.8)	(0.7)
Other deductions	(0.6)	(0.2)	(1.3)	(2.6)	(3.7)
Non-operating deductions, net	$(14.3)	$(15.5)	$(17.1)	$(46.0)	$(48.2)

6)	The analyst conference call to discuss operating results for the third quarter is scheduled for Friday, October 24, 2025 at 11:00 am ET and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
SUPPLEMENTARY DATA
(in millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Nine Months Ended				% Growth
SALES DATA	Sep. 28,	% of	Jun. 29,	% of	Sep. 29,	% of			Sep. 28,	% of	Sep. 29,	% of
	2025	Total Sales	2025	Total Sales	2024	Total Sales	Prior Qtr.	Prior Year	2025	Total Sales	2024	Total Sales	Prior Year

United States	$273.3	51%	$281.9	53%	$268.3	51%	(3)%	2%	$817.6	53%	$824.7	52%	(1)%
International	259.1	49%	247.0	47%	256.4	49%	5%	1%	735.5	47%	775.7	48%	(5)%
Net Sales	$532.4	100%	$528.9	100%	$524.7	100%	1%	1%	$1,553.1	100%	$1,600.4	100%	(3)%

Household & Personal Care	$129.8	24%	$127.4	24%	$130.9	25%	2%	(1)%	$380.3	24%	$396.1	25%	(4)%
Specialty Additives	147.6	28%	150.3	28%	149.4	28%	(2)%	(1)%	443.1	29%	465.4	29%	(5)%
Consumer & Specialties Segment	$277.4	52%	$277.7	52%	$280.3	53%	0%	(1)%	$823.4	53%	$861.5	54%	(4)%

High-Temperature Technologies	$178.9	34%	$178.4	34%	$174.8	34%	0%	2%	$526.7	34%	$536.8	33%	(2)%
Environmental & Infrastructure	76.1	14%	72.8	14%	69.6	13%	5%	9%	203.0	13%	202.1	13%	0%
Engineered Solutions Segment	$255.0	48%	$251.2	48%	$244.4	47%	2%	4%	$729.7	47%	$738.9	46%	(1)%

MTI Consolidated Net Sales	$532.4	100%	$528.9	100%	$524.7	100%	1%	1%	$1,553.1	100%	$1,600.4	100%	(3)%

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
SUPPLEMENTARY DATA
(in millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Sep. 28,	Jun. 29,	Sep. 29,	Prior	Prior	Sep. 28,	Sep. 29,	Prior
SEGMENT OPERATING INCOME (LOSS) DATA	2025	2025	2024	Qtr.	Year	2025	2024	Year

Consumer & Specialties Segment	$37.4	$34.0	$41.7	10%	(10)%	$98.9	$127.6	(22)%
% of Sales	13.5%	12.2%	14.9%			12.0%	14.8%
Engineered Solutions Segment	$44.8	$46.8	$38.8	(4)%	15%	$125.2	$122.0	3%
% of Sales	17.6%	18.6%	15.9%			17.2%	16.5%
Unallocated and Other Corporate Expenses	$(11.3)	$(6.2)	$(3.9)	82%	*	$(238.7)	$(47.2)	*

MTI Consolidated	$70.9	$74.6	$76.6	(5)%	(7)%	$(14.6)	$202.4	*
% of Sales	13.3%	14.1%	14.6%			*	12.6%

SPECIAL ITEMS

Consumer & Specialties Segment	$0.0	$3.3	$0.0	*	*	$5.8	$0.0	*

Engineered Solutions Segment	$0.0	$(3.1)	$0.0	*	*	$(2.3)	$0.0	*

Unallocated and Other Corporate Expenses	$7.5	$4.2	$2.6	*	*	$231.7	$38.9	*

MTI Consolidated	$7.5	$4.4	$2.6	*	*	$235.2	$38.9	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income. This excludes special items (set forth in the above table), for the quarterly periods ended September 28, 2025, June 29, 2025 and September 29, 2024, and the nine month periods ended September 28, 2025 and September 29, 2024, constituting a reconciliation to GAAP operating income (loss) set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Nine Months Ended		% Growth
SEGMENT OPERATING INCOME,	Sep. 28,	Jun. 29,	Sep. 29,			Sep. 28,	Sep. 29,	Prior
EXCLUDING SPECIAL ITEMS	2025	2025	2024	Prior Qtr.	Prior Year	2025	2024	Year

Consumer & Specialties Segment	$37.4	$37.3	$41.7	0%	(10)%	$104.7	$127.6	(18)%
% of Sales	13.5%	13.4%	14.9%			12.7%	14.8%
Engineered Solutions Segment	$44.8	$43.7	$38.8	3%	15%	$122.9	$122.0	1%
% of Sales	17.6%	17.4%	15.9%			16.8%	16.5%
Unallocated Corporate Expenses	$(3.8)	$(2.0)	$(1.3)	90%	*	$(7.0)	$(8.3)	(16)%

MTI Consolidated	$78.4	$79.0	$79.2	(1)%	(1)%	$220.6	$241.3	(9)%
% of Sales	14.7%	14.9%	15.1%			14.2%	15.1%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions of dollars)

ASSETS

	September 28,	December 31,
	2025*	2024**

Current assets:
Cash & cash equivalents	$319.6	$333.1
Short-term investments	8.7	4.0
Accounts receivable, net	413.4	385.2
Inventories	363.7	342.1
Prepaid expenses and other current assets	67.9	66.6
Total current assets	1,173.3	1,131.0

Property, plant and equipment	2,307.3	2,236.6
Less accumulated depreciation	1,294.4	1,246.9
Net property, plant & equipment	1,012.9	989.7

Goodwill	916.2	913.8
Intangible assets	211.5	218.1
Other assets and deferred charges	144.9	141.3

Total assets	$3,458.8	$3,393.9

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$13.4	$5.1
Current maturities of long-term debt	6.5	6.5
Accounts payable	196.9	185.5
Other current liabilities	374.7	200.6
Total current liabilities	591.5	397.7

Long-term debt	957.8	959.6
Deferred income taxes	87.4	130.5
Other non-current liabilities	112.6	122.9
Total liabilities	1,749.3	1,610.7

Total MTI shareholders' equity	1,675.2	1,747.0
Non-controlling interests	34.3	36.2
Total shareholders' equity	1,709.5	1,783.2

Total liabilities and shareholders' equity	$3,458.8	$3,393.9

* Unaudited
** Condensed from audited financial statements.